UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 E. Kellogg, Suite 200 Wichita, Kansas		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (316) 612-6000

Not Applicable

Former name or former address, if change since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Bancshares, Inc., (“Equity”) parent company of Equity Bank, has promoted three senior lenders to management positions in Wichita and Kansas City, as part of the Company’s restructuring of its commercial lending division on March 31, 2016. Mark Parman has been named Senior Vice President and Market President of Kansas City and he will lead commercial lending for Equity Bank’s six locations in metropolitan Kansas City. Jeremy Machain has been named Senior Vice President and Market President of Wichita, and will oversee commercial relationship development and commercial lending for Equity Bank’s Wichita market. David King has been named Senior Lending Officer of Wichita and Market President of West Wichita and will continue to lead Equity Bank’s commercial lending.

As part of Equity’s restructuring of the Commercial Lending Division, Sam S. Pepper Jr., previous Executive Vice President and Commercial Banking President, resigned from his position effective March 31, 2016. The text of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.01	Press release dated April 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016

EQUITY BANCSHARES, INC.

By:	/s/ Brad S. Elliott
Name:	Brad Elliott
Title:	Chairman and CEO, Equity Bancshares, Inc.